Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-8 Nos. 333-205441, 333-210374, and 333-216747) pertaining to the 2015 Equity Incentive Plan, 2007 Stock Plan and 2015 Employee Stock Purchase Plan of Natera, Inc., and

(2)	Registration Statement (Form S-3 No. 333-214577) of Natera, Inc.,

of our report dated March 15, 2018, with respect to the consolidated financial statements of Natera, Inc. included in this Annual Report (Form 10-K) of Natera, Inc. for the year ended December 31, 2017.

/ s /    Ernst & Young LLP

San Francisco, California

March 15, 2018